Exhibit 99.1

Nutanix Announces $300 Million Accelerated Share Repurchase

$300 Million Accelerated Share Repurchase in Addition to $82.5 Million Repurchased in Current Fiscal Year

SAN JOSE, Calif. – Dec. 17, 2025 – Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced that it has entered into an accelerated share repurchase (“ASR”) agreement with Bank of America, N.A. to repurchase $300 million of Nutanix common stock. The ASR will be completed under Nutanix’s existing share repurchase authorization. Nutanix intends to fund the ASR with existing cash on hand. Upon completion of the ASR, and excluding any future additional repurchases, Nutanix expects to have repurchased approximately $382.5 million of its common stock since the beginning of fiscal year 2026.

"This accelerated share repurchase reflects our confidence in the business and our ability to generate sustained growth in revenue and free cash flow,” said Rajiv Ramaswami, President and CEO of Nutanix. “Our strong balance sheet gives us the flexibility to continue to innovate for our customers and invest in the business while also delivering returns to stockholders."

Under the ASR agreement, on December 17, 2025, Nutanix will pay $300 million to Bank of America and expects to receive an initial delivery of approximately 4,972,032 shares of Nutanix common stock, representing 80% of the value of the $300 million payment under the ASR agreement. The total number of shares to be repurchased by Nutanix under the ASR agreement will be based on the volume-weighted average price of Nutanix common stock on specified dates during the term of the ASR agreement, less a discount, and subject to customary adjustments pursuant to the terms and conditions of the ASR agreement. Final settlement under the ASR agreement is expected to occur before the end of January 2026.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding the expected completion and timing of the accelerated share repurchase, the number of shares to be repurchased, the funding of the repurchase, and Nutanix’s ability to continue to innovate, invest in the business, and deliver returns to stockholders. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including the market price of the shares of Nutanix common stock during the term of the accelerated share repurchase and factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2025 and subsequent quarterly reports and other filings with the SEC. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 29,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Jennifer Massaro

pr@nutanix.com